SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



                      Date of Report (Date of earliest
                     event reported):  January 20, 1995



                           DOW CORNING CORPORATION
                           -----------------------
            (Exact name of registrant as specified in its charter)



         Michigan                 1-7518                38-0495575
      ---------------          ------------         -------------------
      (State or other          (Commission             (IRS Employer
      jurisdiction of          file number)         Identification No.)
      incorporation)



         2200 West Salzburg Road, Midland, Michigan        48686-0994
         ------------------------------------------        ----------
          (Address of principal executive offices)         (Zip Code)



      Registrant's telephone number, including area code: (517)496-4000
                                                          -------------


                              Page 1 of 3 pages



ITEM 5.  OTHER EVENTS
- - ---------------------

     The following is the text of a press release issued by Dow Corning Corporation on January 20, 1995:


DOW CORNING ANNOUNCES CHARGE FOR FOURTH QUARTER 1994

     Midland, Mich. - Dow Corning Corp. announced today that it will take a pre-tax charge of $241 million ($152 million after tax) for the fourth quarter of 1994 reflecting the company's best current estimate of additional costs to resolve breast implant litigation and claims outside of the breast implant settlement approved by Judge Sam C. Pointer, Jr., of the U.S. District Court for the Northern District of Alabama. The charge also includes provisions for legal, administrative, and research costs related to breast implants. The amount of the charge is net of expected insurance recoveries.

     The need for this additional charge has been created by the number of women who have either opted-out of, or are excluded from, the settlement. Additional facts and circumstances may develop which may require the company to adjust this estimate.

     "We believe that the breast implant settlement offers the best alternative for the vast majority of women with breast implants, and we will continue to encourage women who have previously opted-out of the settlement to rejoin the settlement by the March 1, 1995 date established by the Court," said Gary E. Anderson, president. "However, the company will vigorously defend itself against breast implant litigation and claims filed outside of the settlement. We have a strong defense supported by current research which continues to point to a lack of a connection between breast implants and the diseases often claimed in breast implant lawsuits. This should be reassuring news to women who may have questions or concerns about their implants."

     Dow Corning Corp., a global leader in silicon-based materials, is a Michigan corporation with shares equally owned by The Dow Chemical Co. and Corning Inc.

                                    # # #



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                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           DOW CORNING CORPORATION




Date:    January 20, 1995                  R. A. Hazleton
       --------------------                ---------------------------
                                           R. A. Hazleton
                                           Chairman and
                                           Chief Executive Officer




Date:    January 20, 1995                  J. W. Churchfield
       --------------------                ---------------------------
                                           J. W. Churchfield
                                           Vice President for Planning
                                           and Finance and Chief
                                           Financial Officer



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